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                                                                     EXHIBIT 8.1

                         [LETTERHEAD OF CLIFFORD CHANCE]


                                          28 April 1997

Terra Nova (Bermuda) Holdings, Ltd.
Dallas Building
7 Victoria Street
Hamilton HM 11
Bermuda

Dear Sirs

TERRA NOVA INSURANCE (UK) HOLDINGS PLC ("UK HOLDINGS OR THE COMPANY") POST-EFFECTIVE AMENDMENT NO. 2 TO FORMS F-1 AND S-1 - REGISTRATION STATEMENT

You have requested our opinion as to certain United Kingdom taxation matters in connection with the Registration Statement referred to above which is to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 of the United States of America, as amended, relating to 10 3/4% Senior Notes due 2005 issued by the Company.

Subject to the following assumptions and qualifications, we are of the opinion that the description of the United Kingdom taxation treatment of US holders of the Senior Notes as set out in said Prospectus under the heading "Certain Tax Considerations - Taxation of US Holders of the Senior Notes - United Kingdom", as that description is qualified in the statements under the heading "Certain Tax Considerations - Certain UK, US and Bermuda Tax Considerations", are correct summaries of the position under current UK taxation law and practice as at the date of this Opinion.

In giving this Opinion, we have relied upon the representations and warranties as to factual matters made in or pursuant to the Registration Statement. We have not undertaken independent investigation of any factual matter made in or pursuant to the Registration Statement or otherwise.

This Opinion is addressed to you solely for your benefit and may not be relied upon by anyone but you without our prior written consent. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Enforceability of Civil Liabilities", "Risk Factors - Enforcement of Judgments" and "Certain Tax Considerations" in the Prospectus forming part of the Registration Statement.

This Opinion is strictly limited to the matters discussed herein and does not extend to and is not to be read as extending by implication to any other matter. For the avoidance of doubt, this Opinion is given in accordance with, and is subject to, United Kingdom law.

Yours faithfully

/s/ Clifford Chance
Clifford Chance